As filed with the Securities and Exchange Commission on August 15, 2017.

Registration Statement No. 333-129168

Registration Statement No. 333-165225

Registration Statement No. 333-193983

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129168

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165225

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193983

UNDER

THE SECURITIES ACT OF 1933

NCI, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3211574
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11730 Plaza America Drive

Reston, VA 20190-4764

(703) 707-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NCI, Inc. Amended and Restated 2005 Performance Incentive Plan

(Full titles of plans)

Michele R. Cappello

General Counsel and Corporate Secretary

NCI, Inc.

11730 Plaza America Drive

Reston, VA 20190-4764

(703) 707-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Deyan Spiridonov, Esq.

Paul Hastings LLP

4747 Executive Drive, Twelfth Floor

San Diego, CA 92121

(858) 458-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the U.S. Securities and Exchange Commission (the “SEC”) by NCI, Inc. (the “Company”):

•	Registration Statement No. 333-129168, filed with the SEC on October 21, 2005, registering 2,807,895 shares of the Company’s Class A common stock, par value $0.019 per share (the “Class A Shares”), under the NCI, Inc. Amended and Restated 2005 Performance Incentive Plan (the “Plan”);

•	Registration Statement No. 333-165225, filed with the SEC on March 5, 2010, registering 442,105 Class A Shares under the Plan; and

•	Registration Statement No. 333-193983, filed with the SEC on February 18, 2014, registering 400,000 Class A Shares under the Plan.

On August 15, 2017, pursuant to an Agreement and Plan of Merger, dated as of July 2, 2017, among the Company, Cloud Intermediate Holdings, LLC, a Delaware limited liability company (“Parent”), and Cloud Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to existing registration statements, including the Registration Statements. Accordingly, pursuant to the undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offering, the Company is filing this post-effective amendment to the Registration Statements to deregister, and does hereby remove from registration, all securities that had been registered under the Registration Statements that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on August 15, 2017.

NCI, INC.

By:	/s/ Paul A. Dillahay
Paul A. Dillahay Chief Executive Officer and President

No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.

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